CONSENT OF INDEPENDENT AUDITORS


    We hereby consent to the use of our reports dated February 26, 1999, except for the last two paragraphs of Note 8 as to which the date is March 31, 1999, on the financial statements of Cornerstone Fixed Income Funds -Cornerstone High Yield Municipal Bond Series and Cornerstone Fixed Income Funds -Cornerstone Tax Free Money Market Series (formerly Fundamental Fixed Income Funds -High Yield Municipal Bond Series and Fundamental Fixed Income Funds -Tax Free Money Market Series), and our report dated February 26, 1999, except for the last two paragraphs of Note 9 as to which the date is March 31, 1999 on the financial statements of the Cornerstone Fixed Income Funds -U.S. Government Strategic Income Fund (formerly Fundamental Fixed Income Funds -Fundamental U.S. Government Strategic Income Fund) incorporated by reference therein in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A, File No. 33-12738, as filed with the Securities and Exchange Commission.

    We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights".




                                               McGladrey & Pullen, LLP




New York, New York
April 29, 1999